UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 31, 2010

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On August 31, 2010, BKEP Crude, L.L.C. (“BKEP Crude”), a subsidiary of Blueknight Energy Partners, L.P. (the “Partnership”), and Vitol Inc. entered into a Throughput Capacity Agreement (the “Throughput Agreement”).  The membership interests of Blueknight Energy Partners G.P., L.L.C., the general partner of the Partnership (the “General Partner”), are owned by Blueknight Energy Holding, Inc. (“Blueknight Holding”). Blueknight Holding and Vitol Inc. are affiliated entities as both companies are indirectly owned by Vitol Holding B.V.

Pursuant to the Throughput Agreement, Vitol Inc. will purchase 100% of the throughput capacity on BKEP Crude’s Eagle North Pipeline System.  BKEP Crude currently intends to put the Eagle North Pipeline System into service in the fourth quarter of 2010.  Vitol Inc. will pay BKEP Crude a prepaid fee equal to $5.5 million and additional usage fees for every barrel delivered by or on behalf of Vitol Inc. on the system.  In addition, if the payments made by Vitol Inc. in any contract year under the Throughput Agreement are in the aggregate less than $2,364,892, then Vitol Inc. will pay BKEP Crude a deficiency payment equal to $2,364,892 minus the aggregate amount of all payments made by Vitol Inc. during such contract year.  The Throughput Agreement has a term that extends for four years after the Eagle North Pipeline System is completed and may be extended by mutual agreement of the parties for additional one-year terms.  If the capacity on the Eagle North Pipeline System is unavailable for use by Vitol Inc. for more than 60 days, whether consecutive or nonconsecutive, during the term of the Throughput Agreement, then Vitol Inc. shall have the right to terminate the Throughput Agreement within six months after such lack of capacity.  BKEP Crude has previously contracted to provide throughput services on the Eagle North Pipeline System to a third party and Vitol Inc.’s rights to the capacity of the Eagle North Pipeline System are subordinate to the rights of such third party.  In addition, for so long as a default by Vitol Inc. relating to payments under the Throughput Agreement has not occurred and is continuing, BKEP Crude will remit to Vitol Inc. any and all tariffs and deficiency payments received by BKEP Crude or its affiliates from such third party pursuant to its agreement with BKEP Crude.  Entering into the Throughput Agreement was approved by the Conflicts Committee of the General Partner’s Board of Directors in accordance with the Partnership’s procedures for approval of related party transactions and the provisions of its partnership agreement.

This description of the Throughput Agreement is only a summary of the material terms and is qualified in its entirety by the full and complete terms of the Throughput Agreement, a redacted copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the period ending September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: September 3, 2010	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary